CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-200621 and 333-203067 on Form S-3 of MPLX LP, Registration Statement No. 333-184707 on Form S-8 of MPLX LP, and the Current Report on Form 8-K of MPLX LP dated December 10, 2015, of our reports dated February 25, 2015, related to the financial statements of MarkWest Energy Partners, L.P. and subsidiaries (the “Partnership”), and the effectiveness of the Partnership’s internal control over financial reporting and contained in Registration Statement No. 333-206445 of MPLX LP on Form S-4.

/s/ Deloitte & Touche LLP
Denver, CO
December 10, 2015